SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 24, 2011

COLLECTIVE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14770 (Commission File Number)	43-1813160 (I.R.S. Employer Identification No.)

3231 Southeast Sixth Avenue Topeka, Kansas	66608-2208
(Address of principal executive offices)	(Zip Code)

(785) 233-5171
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

The following information is furnished pursuant to both Items 2.02 and 7.01.

On August 24, 2011, Collective Brands, Inc., a Delaware corporation (“Collective Brands” or the “Company”), issued a press release (the “Release”) announcing its second quarter results for fiscal 2011, which ended July 30, 2011. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.05	Costs Associated with Exit or Disposal Activities

The full text of the Release attached hereto as Exhibit 99.1 is incorporated herein by reference.

The Company estimates that the costs for lease terminations ($20-$27 million), severance ($4-$6 million), and other exit costs ($1-$2 million) related to closing these stores could be in the range of $25 million to $35 million.

Item 3.03	Material Modification to Rights of Security Holders.

On August 24, 2011, the Board of Directors (the “Board”) of the Company declared a dividend of one right (a “Right”) for each outstanding share of common stock, par value $.01 per share (“Common Stock”), of the Company held of record at the close of business on September 6, 2011 (the “Record Time”), or issued thereafter and prior to the Separation Time (as hereinafter defined) and thereafter pursuant to options and convertible securities outstanding at the Separation Time, payable upon certification by the New York Stock Exchange to the Securities and Exchange Commission that the Rights have been approved for listing and registration.  The Rights will be issued pursuant to a Stockholder Protection Rights Agreement, dated as of August 24, 2011 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).  Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-hundredth of a share of Participating Preferred Stock, par value $.01 per share (“Participating Preferred Stock”), for $45.00 (the “Exercise Price”), subject to adjustment.

The following is a summary of the Rights Agreement.  The following summary is qualified in its entirety by the full text of the Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designations and Terms of the Participating Preferred Stock), which is attached hereto as Exhibit 4.1 and is hereby incorporated by reference.

The Rights will not be evidenced by separate certificates until the close of business on the earlier of (the “Separation Time”) (i) the tenth business day (or such later date as the Board may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person, as defined below, and (ii) the time of the first event causing a Flip-in Date (as defined below) to occur; provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time; and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made.  A Flip-in Date will occur on any Stock Acquisition Date (as defined below) or such later date and time as the Board may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred.  A Stock Acquisition Date means the earlier of (a) the first date on which the Company publicly announces that a Person has become an Acquiring Person or (b) the date and time on which any Acquiring Person has acquired more than 40% of Collective Brands’ Common Stock (in either case, the “Stock Acquisition Date”).  An Acquiring Person is any Person having Beneficial Ownership (as defined in the Rights Agreement) of 15% or more of the outstanding shares of Common Stock, which term shall not include (i) the Company, any wholly-owned subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company, (ii) any person who is the Beneficial Owner of 15% or more of the outstanding Common Stock as of the date of the Rights Agreement and who continuously thereafter is the Beneficial Owner of 15% or who shall become the Beneficial Owner of 15% or more of the outstanding Common Stock solely as a result of an acquisition of Common Stock by the Company, until such time as such Person acquires additional Common Stock, other than through a dividend or stock split, (iii) any Person who becomes the Beneficial Owner of 15% or more of the outstanding Common Stock without any plan or intent to seek or affect control of the Company if such Person promptly divests sufficient securities such that such 15% or greater Beneficial Ownership ceases or (iv) any Person who Beneficially Owns shares of Common Stock consisting solely of (A) shares acquired pursuant to the grant or exercise of an option granted by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, (B) shares owned by such Person and its affiliates and associates at the time of such grant and (C) shares, amounting to less than 1% of the outstanding Common Stock, acquired by affiliates and associates of such Person after the time of such grant.  Under the Rights Agreement, synthetic ownership of Collective Brands’ Common Stock in the form of certain derivative securities counts towards the 15% and 40% Beneficial Ownership thresholds, if the Board determines that the owner of such derivative securities is seeking to use the existence of such securities for the purpose or effect of changing or influencing control of the Company.

The Rights will not be exercisable until the Business Day (as defined in the Rights Agreement) following the Separation Time.  The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on August 15, 2012, (iii) the date on which the Rights are redeemed as described below and (iv) immediately prior to the effective time of consolidation, merger or statutory share exchange that does not constitute a Flip-over Transaction or Event (as defined below) (in any such case, the “Expiration Time”).

The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

In the event that prior to the Expiration Time a Flip-in Date occurs, the Company is obligated to take such action as is necessary to ensure and provide that each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) will constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Common Stock of the Company having an aggregate Market Price (as defined in the Rights Agreement), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price.  In addition, the Board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”).  Immediately upon such action by the Board (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

Whenever the Company shall become obligated, as described in the preceding paragraph, to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one one-hundredth of a share of Participating Preferred Stock for each share of Common Stock otherwise issuable.

In the event that prior to the Expiration Time the Company enters into, consummates or permits to occur a transaction or series of transactions after the time an Acquiring Person has become such in which, directly or indirectly, (i) the Company will consolidate or merge or participate in a binding statutory share exchange with any other Person if, at the time of the consolidation, merger or share exchange or at the time the Company enters into an agreement with respect to such consolidation, merger or statutory share exchange, the Acquiring Person controls the Board or is the Beneficial Owner of 90% or more of the outstanding shares of Common Stock and (A) any term of or arrangement concerning the treatment of shares of capital stock in such merger, consolidation or statutory share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of Common Stock or (B) the Person with whom such transaction or series of transactions occurs is the Acquiring Person or (ii) the Company will sell or otherwise transfer (or one or more of its subsidiaries will sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert, if, at the time of such sale or transfer of assets or at the time the Company (or any such subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person controls the Board (a “Flip-over Transaction or Event”), the Company shall take such action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur such Flip-over Transaction or Event until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event or the parent corporation thereof (the “Flip-over Entity”), for the benefit of the holders of the Rights, providing, that upon consummation or occurrence of the Flip-over Transaction or Event (x) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (y) the Flip-over Entity shall thereafter be liable for, and will assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement.  For purposes of the foregoing description, the term “Acquiring Person” shall include any Acquiring Person and its affiliates and associates counted together as a single Person.

The Board may, at its option, at any time prior to the  Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $0.01 per Right) (the “Redemption Price”), as provided in the Rights Agreement.  Immediately upon the action of the Board electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights will not prevent a takeover of the Company.  However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the Common Stock unless the Rights are first redeemed by the Board.  Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its stockholders because the Rights can be redeemed on or prior to the Flip-in Date, before the consummation of such transaction.

As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached.

Item 7.01                      Regulation FD Disclosure

Item 2.02 above is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits:
Exhibit No.	Document

4.1
Stockholder Protection Rights Agreement, dated as of August 24, 2011 (the “Rights Agreement”), between Collective Brands, Inc. (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock of the Company.

99.1	Press release, dated August 24, 2011, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE BRANDS, INC.

Date: August 24, 2011	By:	/s/ Douglas G. Boessen_______
Douglas G. Boessen
Division Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Stockholder Protection Rights Agreement, dated as of August 24, 2011 (the “Rights Agreement”), between Collective Brands, Inc. (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock of the Company.

99.1	Press release, dated August 24, 2011, issued by the Company.